UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BLUEKNIGHT ENERGY PARTNERS, L.P.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 20, 2014

To our unitholders:

You are cordially invited to attend a special meeting of the unitholders of Blueknight Energy Partners, L.P. (“BKEP”) to be held at BKEP’s offices at 201 NW 10th, Oklahoma City, Oklahoma 73103, on June 23, 2014 at 2:00 p.m., local time.

Details regarding the business to be conducted at the special meeting are described in the accompanying notice of the special meeting and proxy statement. We encourage you to review carefully these materials.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

On behalf of the board of directors of our general partner, Blueknight Energy Partners G.P., L.L.C., I would like to express our appreciation for your continued support. We look forward to seeing you at the special meeting.

Duke R. Ligon

Chairman of the Board of Directors

Blueknight Energy Partners G.P., L.L.C.

This proxy statement is dated May 20, 2014 and is first being mailed to BKEP unitholders on or about May 23, 2014.

NOTICE OF SPECIAL

MEETING OF UNITHOLDERS OF

BLUEKNIGHT ENERGY PARTNERS, L.P.

TO BE HELD

ON JUNE 23, 2014

To our unitholders:

A special meeting of the unitholders of Blueknight Energy Partners, L.P. (“BKEP”) will be held on June 23, 2014 at 2:00 p.m., local time, at BKEP’s offices at 201 NW 10th, Oklahoma City, Oklahoma 73103, for the following purposes:

1.	to consider and vote upon a proposal, which we refer to as the “EUPP Proposal,” to approve the terms of the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan, which we refer to as the “Unit Purchase Plan,” which will provide employees of Blueknight Energy Partners G.P., L.L.C., the general partner of BKEP, and its affiliates the opportunity to acquire or increase their ownership of common units of BKEP;

2.	to consider and vote upon a proposal, which we refer to as the “LTIP Proposal,” to approve the terms of an amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan, which we refer to as the “Proposed LTIP,” to increase the number of common units issuable under such plan by 1,500,000 common units from 2,600,000 common units to 4,100,000 common units and make certain other changes. As of May 14, 2014, 520,623 common units remained available for future issuance to participants under the existing incentive plan. After the increase in the number of common units issuable pursuant to the Proposed LTIP, 2,020,623 common units will be available for future issuance under the Proposed LTIP; and

3.	to consider and vote upon a proposal, which we refer to as the “Adjournment Proposal,” to approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the EUPP Proposal and/or the LTIP Proposal.

Our board of directors has unanimously approved the EUPP Proposal and the LTIP Proposal and determined that they are in the best interests of us and our unitholders.

Accordingly, our board of directors unanimously recommends that you vote “FOR” the EUPP Proposal, “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

In order to constitute a quorum to conduct the proposed business at the special meeting, holders of a majority of our outstanding limited partner units (including units deemed owned by our general partner) must be present in person or by proxy.

Our partnership agreement does not require that we present the EUPP Proposal and the LTIP Proposal to our unitholders for approval. However, under the rules of the Nasdaq Global Market (“Nasdaq”), the EUPP Proposal and the LTIP Proposal require the approval of a majority of the votes cast by our unitholders. Vitol Holding B.V. (together with its affiliates other than our general partner, us and our subsidiaries, “Vitol”) and Charlesbank Capital Partners, LLC (together with its affiliates other than our general partner, us and our subsidiaries, “Charlesbank”) collectively own approximately 34% of our outstanding limited partner units and have indicated that they will vote for the EUPP Proposal and the LTIP Proposal.

We have set the close of business on May 14, 2014 as the record date for determining which unitholders are entitled to receive notice of, and to vote at, the special meeting and any adjournments thereof. A list of unitholders of record will be available for inspection by any unitholder during the meeting.

Your vote is very important. Even if you plan to attend the special meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly or transmit your voting instructions by using the telephone or Internet procedures described on your proxy card. You will retain the right to revoke it at any time before the vote or to vote your units personally if you attend the special meeting.

By Order of the Board of Directors of Blueknight Energy Partners G.P., L.L.C., the general partner of BKEP.

Alex G. Stallings

Chief Financial Officer and Secretary

Oklahoma City, Oklahoma

May 20, 2014

i

ii

SUMMARY

This brief summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. To understand the EUPP Proposal and the LTIP Proposal fully and for a complete description related transactions and related matters, you should read carefully this proxy statement, the documents incorporated by reference and the full text of the annexes to this proxy statement. Please read “Where You Can Find More Information.”

Overview

We are a publicly traded master limited partnership with operations in twenty-three states. We provide integrated terminalling, storage, gathering and transportation services for companies engaged in the production, distribution and marketing of crude oil and liquid asphalt cement. We manage our operations through four operating segments: (i) crude oil terminalling and storage services, (ii) crude oil pipeline services, (iii) crude oil trucking and producer field services, and (iv) asphalt services. We were formed as a Delaware limited partnership in 2007 to own, operate and develop a diversified portfolio of complementary midstream energy assets. Our operating assets are owned by, and our operations are conducted through, our subsidiaries. Our General Partner has sole responsibility for conducting our business and for managing our operations. Our General Partner is jointly owned by Blueknight Energy Holding, Inc. (which is an affiliate of Vitol) and CB-Blueknight, LLC (which is an affiliate of Charlesbank). As such, Vitol and Charlesbank control our operations.

Proposal One: The EUPP Proposal

Blueknight Energy Partners G.P., L.L.C., our general partner, has approved the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan, which we refer to as the Unit Purchase Plan, subject to the approval of our unitholders. A summary description of the Unit Purchase Plan is set forth under “Proposal One: The EUPP Proposal—Summary of the Unit Purchase Plan” and the form of Unit Purchase Plan is attached as Annex A to this proxy statement.

Our common units are listed on the Nasdaq Global Market. We are asking for approval of the EUPP Proposal to comply with Nasdaq’s listing rules requiring unitholder approval of an equity compensation plan, pursuant to which common units may be acquired by officers, directors, employees or consultants. The EUPP Proposal requires the approval of a majority of the votes cast by our unitholders. Vitol and Charlesbank collectively own approximately 34% of our outstanding limited partner units and have indicated that they will vote for the EUPP Proposal.

Recommendation of our Board of Directors Regarding the EUPP Proposal

After considering the various factors more fully described in “Proposal One: The EUPP Proposal—Reasons for the Board of Director’s Recommendation,” our board of directors has:

•	determined that the Unit Purchase Plan is in the best interests of our partnership; and

•	recommended our unitholders vote to approve the EUPP Proposal.

Therefore, our board of directors recommends that our unitholders vote to approve the EUPP Proposal.

Proposal Two: The LTIP Proposal

Our general partner has adopted an amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan, which we refer to as the Proposed LTIP, subject to the approval of our unitholders. A summary description of the Proposed LTIP is set forth under “Proposal Two: The LTIP Proposal—Summary of the Proposed LTIP” and the form of Proposed LTIP is attached as Annex B to this proxy statement.

Our common units are listed on the Nasdaq Global Market. We are asking for approval of the LTIP Proposal to comply with Nasdaq’s listing rules requiring unitholder approval of material amendments to an equity compensation plan, pursuant to which common units may be acquired by officers, directors, employees or consultants. The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders. Vitol and Charlesbank collectively own approximately 34% of our outstanding limited partner units and have indicated that they will vote for the LTIP Proposal.

Awards under our general partner’s existing incentive plan are limited to 2,600,000 units. As of May 14, 2014, there were 1,128,038 unvested common units underlying phantom units and restricted units outstanding under the existing incentive plan and there were no common units underlying unit options and unit appreciation rights outstanding under the existing incentive plan. As of May 14, 2014, approximately 520,623 common units remained available for future issuance to participants under the existing incentive plan. Subject to adjustment for certain events, the Proposed LTIP increases the number of common units that may be granted for any and all awards by 1,500,000 common units to a total of 4,100,000 common units. After such increase, 2,020,623 common units will be available for future issuance under the Proposed LTIP. On May 14, 2014, the closing price of our common units was $8.77.

Recommendation of our Board of Directors Regarding the LTIP Proposal

After considering the various factors more fully described in “Proposal Two: The LTIP Proposal—Reasons for the Board of Director’s Recommendation,” our board of directors has:

•	determined that the Proposed LTIP is in the best interests of our partnership; and

•	recommended our unitholders vote to approve the LTIP Proposal.

Therefore, our board of directors recommends that our unitholders vote to approve the LTIP Proposal.

Proposal Three: The Adjournment Proposal

We are also asking our unitholders to approve the Adjournment Proposal to adjourn the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the EUPP Proposal and/or the LTIP Proposal.

Recommendation of our Board of Directors Regarding the Adjournment Proposal

Our board of directors has recommended our unitholders vote to approve the Adjournment Proposal.

Therefore, our board of directors recommends that our unitholders vote to approve the Adjournment Proposal.

Information About the Special Meeting and Voting

Time, Date and Place

The special meeting will be held on June 23, 2014 at 2:00 p.m., local time, at BKEP’s offices at 201 NW 10th, Oklahoma City, Oklahoma 73103.

Purpose

Our unitholders are being asked to consider the EUPP Proposal and the LTIP Proposal. The persons named in the accompanying proxy card will have discretionary authority to vote on other business, if any, that properly comes before the special meeting and any adjournment or postponement thereof.

Unitholders Entitled to Vote

Holders of our common units and our Series A Preferred Units representing limited partnership interests in us (the “Preferred Units”) as of May 14, 2014, the record date for the special meeting, will be entitled to vote at the special meeting. Holders of our common units and Preferred Units as of the record date will be counted for purposes of establishing a quorum. Each unitholder may cast one vote at the special meeting for each common unit or Preferred Unit owned at the close of business on the record date. On the record date, there were 22,925,092 common units and 30,158,619 Preferred Units outstanding and entitled to be voted at the special meeting.

Required Unitholder Votes

The EUPP Proposal and the LTIP Proposal each require the approval of a majority of the votes cast by our unitholders. Vitol and Charlesbank collectively own approximately 34% of our outstanding limited partner units and have indicated that they will vote for the EUPP Proposal and the LTIP Proposal.

Interests of Certain Persons in the Proposals

In considering the recommendations of our board of directors relating to the EUPP Proposal and the LTIP Proposal, you should be aware that the officers and employees of our general partner, its affiliates and our subsidiaries will be able to purchase units through the Unit Purchase Plan and employees, consultants and the members of our board of directors will be eligible to receive awards under the Proposed LTIP if it is approved. Accordingly, the members of our board of directors and the executive officers of our general partner have a substantial interest in the approval of the EUPP Proposal and/or the LTIP Proposal, as applicable.

Material Federal Income Tax Consequences of the EUPP Proposal and the LTIP Proposal

Please read “Proposal One: The EUPP Proposal—Material Federal Income Tax Consequences of the EUPP Proposal” and “Proposal Two: The LTIP Proposal—Material Federal Income Tax Consequences of the LTIP Proposal” for discussion of the federal income tax consequences of the EUPP Proposal and the LTIP Proposal.

PROPOSAL ONE: THE EUPP PROPOSAL

General Information About the Unit Purchase Plan

On April 29, 2014, the board of directors of our general partner approved, subject to the approval of our unitholders, the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan (the “Unit Purchase Plan”) and authorized us to reserve up to 1,000,000 common units under the Unit Purchase Plan.

Our common units are listed on the Nasdaq Global Market. We are asking for approval of the EUPP Proposal to comply with Nasdaq’s listing rules requiring unitholder approval of an equity compensation plan, pursuant to which common units may be acquired by officers, directors, employees or consultants. Approximately 530 officers and employees would be eligible to participate in the Unit Purchase Plan.

Reasons for the Board of Directors’ Recommendation

While our board of directors is cognizant of the potential dilutive effect of the issuance of additional units under the Unit Purchase Plan, it also believes that adopting the Unit Purchase Plan is in the best interests of us and our unitholders and should be approved for the following reasons:

•	the adoption of the Unit Purchase Plan will aid in attracting and retaining key individuals who are important to our success and will motivate such individuals to exert maximum efforts for our success;

•	the Unit Purchase Plan is intended to provide a means whereby our employees may develop a sense of proprietorship and personal involvement in the development and financial success of our partnership; and

•	the Unit Purchase Plan is intended to align potential increases in compensation of our officers and employees to our financial results that generally drive the value of our common units.

Summary of the Unit Purchase Plan

General

Employees of our general partner and its affiliates who perform services for us are eligible to participate in the Unit Purchase Plan. The summary of the Unit Purchase Plan contained herein does not purport to be complete and is qualified in its entirety by reference to the Unit Purchase Plan attached as Annex A to this proxy. The purpose of the Unit Purchase Plan is to promote our interests by providing employees of our general partner and its affiliates a cost-effective program to enable them to acquire or increase their ownership of our common units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests.

Generally, any employee who is an active employee of the general partner or any of our designated affiliates and works at least 30 hours per week is eligible to participate in the Unit Purchase Plan. An eligible employee may enroll in the Unit Purchase Plan on or before the first day of a purchase period, subject to advance enrollment procedures that may be adopted by the committee administering the Unit Purchase Plan. Eligible employees may elect to have a designated whole percentage (ranging from 1% to 15%) of their eligible compensation for each pay period withheld for the purchase of our common units. Each withholding election made by an eligible employee shall be an ongoing election until changed by the employee or until the date the employee ceases to be eligible to participate in the Unit Purchase Plan. An eligible employee may cancel or change his or her election at any time. As more fully described in the Unit Purchase Plan, certain participants in the Unit Purchase Plan are considered “Restricted Participants,” and such Restricted Participants may not engage in certain transactions under the plan during blackout periods.

Common units to be delivered under the Unit Purchase Plan may be acquired by the custodian of the plan in the open market or directly from the partnership, the general partner, our designated affiliates or any other person; however, it is generally intended that common units are to be acquired from us. The compensation committee of our board of directors (the “Compensation Committee” makes any necessary adjustments in kind to common units deliverable under the Unit Purchase Plan. The Compensation Committee will administer the Unit Purchase Plan and have the sole power and authority to, among other items, determine eligibility for participation in the Unit Purchase Plan, determine the number of common units purchased under the Unit Purchase Plan, determine the time and manner for purchasing common units, establish, amend, suspend and waive rules and regulations under the Unit Purchase Plan and make determinations as to the right of any person to receive common units under the Unit Purchase Plan.

Upon transfer to the custodian, all funds are temporarily invested in an interest-bearing fund specified by the committee pending the purchase of common units. Following the end of each six-month period ending on the last day of each June and December (a “Purchase Period”), the custodian purchases the number of common units that can be reasonably acquired with the sum of (1) the total amount withheld from each participant’s eligible compensation during such Purchase Period and (2) any interest or dividends received by the Custodian from the money market fund investment on the amounts remitted to the Custodian with respect to that Purchase Period. Unless otherwise directed by our general partner, the custodian will purchase the common units directly from the partnership at a purchase price per unit equal to the product of (1) 85% and (2) the lower of (i) the fair market value of the common units on the last day of the Purchase Period or (ii) the fair market value of the common units on the first day of the Purchase Period. If the custodian is directed to purchase the common units on the open market, any additional amount necessary to acquire the common units that would be purchaseable at the price determined pursuant to the previous sentence will be contributed by us.

Common units acquired for each Purchase Period are allocated to participants in proportion to (i) the sum of their contributions and any interest or dividends allocated to their account for such Purchase Period, over (ii) the total of all participants’ contributions to the Unit Purchase Plan for such Purchase Period. A separate account will be maintained for each employee who participates in the Unit Purchase Plan reflecting the aggregate amount of his or her eligible compensation that has been withheld and not yet applied to the purchase of common units on such eligible employee’s behalf. The account shall also be credited with the common units purchased for such participant under the Unit Purchase Plan.

Subject to the discussion immediately below, the holders of partnership interests in us will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

A participant in the Unit Purchase Plan may elect at any time to have the custodian sell on behalf of, or deliver to, such participant any or all common units and cash allocated to such participant’s account. When distributed, any common units and cash allocated to a participant’s account and eligible for distribution to such participant are distributed in kind (except fractional units which are sold for cash) or at the request of the participant, sold by the custodian and the proceeds delivered to the participant (or his/her beneficiary) or transferred to a brokerage account. The custodian is not required to deliver any fractional units pursuant to the Unit Purchase Plan.

Amendment or Termination of the Unit Purchase Plan

Our board of directors, in its discretion, may amend or terminate the Unit Purchase Plan at any time; however, under Nasdaq rules, any material amendment would also require the approval of our unitholders. The Unit Purchase Plan will automatically terminate on the earlier of the tenth anniversary of the date it is approved by unitholders or at the time that all available common units under the Unit Purchase Plan have been purchased on behalf of the participants.

Interests of Certain Persons in the EUPP Proposal

The officers and employees of our general partner, its affiliates and our subsidiaries and the members of our board of directors will be eligible to participate in the Unit Purchase Plan if it is approved. Accordingly, the executive officers of our general partner have a substantial interest in the approval of the EUPP Proposal.

Plan Benefits Under the Unit Purchase Plan

Since participation in the Unit Purchase Plan is entirely voluntary, it is not possible to determine the amount of future benefits that may be received by the executive officers of our general partner the Unit Purchase Plan.

Material Federal Income Tax Consequences of the EUPP Proposal

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Unit Purchase Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Unit Purchase Plan may vary depending on the participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Each participant in the Unit Purchase Plan will recognize ordinary income equal to the product of (i) the number of common units purchased on behalf of the participant at the end of each purchase period and (ii) the difference between the fair market value of a common unit on the date of purchase and the purchase price of the common unit. When a participant sells the common units acquired as a result of the participant’s participation in the Unit Purchase Plan, any appreciation (or depreciation) in the value of the common units after the purchase date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, the holders of partnership interests in us will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Subject to the discussion immediately below, the holders of partnership interests in us will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to the common units received.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible as a compensation expense, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

PROPOSAL TWO: THE LTIP PROPOSAL

General Information About the Proposed LTIP

In connection with our initial public offering in 2007, our general partner adopted the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan, which has been amended and restated since its initial adoption (the “Current LTIP”). The Current LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights and distribution equivalent rights.

Our common units are listed on the Nasdaq Global Market. We are asking for approval of the LTIP Proposal to comply with Nasdaq’s listing rules requiring unitholder approval of material amendments to an equity compensation plan, pursuant to which common units may be acquired by officers, directors, employees or consultants. Approximately 300 officers, directors and employees would be eligible for awards under the Plan, as selected in the sole discretion of the Compensation Committee.

Awards under the Current LTIP are limited to 2,600,000 units. As of May 14, 2014, there were 1,128,038 unvested common units underlying phantom units and restricted units outstanding under the Current LTIP and there were no common units underlying unit options and unit appreciation rights outstanding under the Current LTIP. As of May 14, 2014, approximately 520,623 common units remained available for future issuance to participants under the Current LTIP. Subject to adjustment for certain events, the Proposed LTIP increases the number of common units that may be granted for any and all awards by 1,500,000 common units to a total of 4,100,000 common units. After such increase, 2,020,623 common units will be available for future issuance under the Proposed LTIP. On May 14, 2014, the closing price of our common units was $8.77. In addition, the Proposed LTIP includes provisions making any awards granted under the Proposed LTIP subject to any clawback policy we have or adopt in the future.

Reasons for the Board of Directors’ Recommendation

While our board of directors is cognizant of the potential dilutive effect of compensatory unit awards, it also believes that increasing the total number of common units available for awards pursuant to the Proposed LTIP is in the best interests of us and our unitholders and should be approved for the following reasons:

•	the adoption of the Proposed LTIP will aid in attracting and retaining key individuals who are important to our success and will motivate such individuals to exert maximum efforts for our success;

•	the Proposed LTIP is intended to provide a means whereby our employees and our board of directors may develop a sense of proprietorship and personal involvement in the development and financial success of our partnership; and

•	the Proposed LTIP is intended to align potential increases in compensation of our officers and employees to our financial results that generally drive the value of our common units.

If the Proposed LTIP is approved by the unitholders, we will have 2,020,623 common units available for future equity awards. If the Proposed LTIP is not approved by the unitholders, we may not be able to fund our long-term incentive program and we may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Such a drastic change in our long-term incentive program could cause significant misalignment between executive and unitholder interests.

Best Practices Features of the Proposed LTIP

•	No Repricing of Options or UARs. Prohibits repricing, replacement and regranting of unit options and UARs at lower prices unless approved by our unitholders.

•	No Discounted Options or UARs. Unit options and UARs may not be granted with an exercise price below the closing price of our common units on the NASDAQ on the date of grant.

•	Limited terms for Options and UARs. Unit options and UARs granted under the Proposed LTIP are limited to 10 year terms.

•	Awards may be subject to future clawback or recoupment. All awards granted under the Proposed LTIP will be subject to any clawback policy we have or adopt.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No “Evergreen” Provision. Units authorized for issuance under the Proposed LTIP will not be automatically replenished. Any additional common units to be issued over and above the amount for which we are seeking authorization must be approved by the unitholders.

•	No Automatic Grants. There are no automatic grants to new participants or “reload” grants when outstanding awards are exercised, expire or are forfeited.

•	No Tax Gross-ups. Participants do not receive tax gross-ups under the Proposed LTIP.

Summary of the Proposed LTIP

General

Employees, consultants and directors of our general partner and its affiliates who perform services for us are eligible to receive awards under the Proposed LTIP. The summary of the Proposed LTIP contained herein does not purport to be complete and is qualified in its entirety by reference to the Proposed LTIP attached as Annex B to this proxy. The Proposed LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights and distribution equivalent rights. Subject to adjustment for certain events, an aggregate of 4,100,000 common units may be delivered pursuant to awards under the Proposed LTIP of which 2,020,623 common units are available for future issuance under the Proposed LTIP. Units withheld to satisfy tax withholding obligations will not be considered to be units delivered under the Proposed LTIP for purposes of applying the maximum unit limit under the Proposed LTIP. In addition, units that are canceled, forfeited or are withheld to satisfy our general partner’s tax withholding obligations are available for delivery pursuant to other awards. The Proposed LTIP will be administered by the compensation committee of our board of directors (the “Compensation Committee”), provided that its authority under the Proposed LTIP may be delegated on such terms and conditions as the Compensation Committee may establish consistent with applicable law. The Proposed LTIP has been designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of common unitholders.

Unit Awards

The Compensation Committee may grant unit awards to eligible individuals under the Proposed LTIP. A unit award is an award of common units that are fully vested upon grant and not subject to forfeiture.

Restricted Units and Phantom Units

A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the Compensation Committee, cash equal to the fair market value of a common unit. The Compensation Committee may make grants of restricted units and phantom units under the Proposed LTIP to eligible individuals containing such terms, consistent with the Proposed LTIP, as the Compensation Committee may determine, including the period over which restricted units and phantom units granted will vest. The Compensation Committee may, in its discretion, base vesting on the grantee’s completion of a period of service or upon the achievement of specified financial objectives or other criteria. In addition, the restricted and phantom units granted to a grantee will vest upon the termination without cause (as defined in the Proposed LTIP) of the grantee within one year following a change of control (as defined in the Proposed LTIP) of us or our general partner, subject to any contrary provisions in the award agreement.

If a grantee’s employment, consulting or membership on our board of directors terminates for any reason, the grantee’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the award agreement or the Compensation Committee provides otherwise.

Distributions made by us with respect to awards of restricted units may, in the Compensation Committee’s discretion, be subject to the same vesting requirements as the restricted units. The Compensation Committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.

We intend for restricted units and phantom units granted under the Proposed LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, participants will not pay any consideration for the common units they receive with respect to these types of awards, and neither we nor our general partner will receive remuneration for the units delivered with respect to these awards.

Unit Options and Unit Appreciation Rights.

The Proposed LTIP also permits the grant of options covering common units and unit appreciation rights. Unit options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units as determined by the Compensation Committee. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the Compensation Committee may determine, consistent with the Proposed LTIP; however, a unit option or unit appreciation right must have an exercise price equal to the fair market value of a common unit on the date of grant.

Distribution Equivalent Rights

Distribution equivalent rights are rights to receive all or a portion of the distributions otherwise payable on units during a specified time. Distribution equivalent rights may be granted alone or in combination with another award.

By giving participants the benefit of distributions paid to unitholders generally, grants of distribution equivalent rights provide an incentive for participants to operate our business in a manner that allows our partnership to provide increasing partnership distributions. Typically, distribution equivalent rights will be granted in tandem with a phantom unit, so that the amount of the participant’s compensation is tied to both the market value of our units and the distributions that unitholders receive while the award is outstanding. We believe this aligns the participant’s incentives directly to the measures that drive returns for our unitholders.

Prohibition on Repricing

Repricing of unit options and unit appreciation rights, directly or indirectly, is prohibited under the Proposed LTIP without approval of our unitholders, except in the case of adjustments implemented to reflect certain partnership transactions.

Source of Common Units; Cost

Common units to be delivered with respect to awards may be common units acquired by our general partner on the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. With respect to unit options, our general partner will be entitled to reimbursement by us for the difference between the cost incurred by our general partner in acquiring these units and the proceeds received from an optionee at the time of exercise. Thus, we will bear the cost of the unit options. If we issue new units with respect to these awards, the total number of units outstanding will increase, and our general partner will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our general partner will be entitled to reimbursement by us for the amount of the cash settlement.

Adjustments

Upon certain transactions involving the partnership, the number of units available to grant under the Proposed LTIP, the number and kind of units or property subject to awards and the exercise or other unit price shall be adjusted as determined by the Compensation Committee.

Change of Control

The effect, if any, of a Change of Control on an award will be specified in the applicable award agreement for the award.

Amendment or Termination of the Proposed LTIP

Our board of directors, in its discretion, may terminate the Proposed LTIP at any time with respect to the units for which a grant has not theretofore been made. The Proposed LTIP will automatically terminate on the earlier of the tenth anniversary of the date it is approved by unitholders or when units are no longer available for delivery pursuant to awards under the Proposed LTIP. Our board of directors will also have the right to alter or amend the Proposed LTIP or any part of it from time to time and the Compensation Committee may amend any award; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the affected participant.

Interests of Certain Persons in the LTIP Proposal

The officers and employees of our general partner, its affiliates and our subsidiaries and the members of our board of directors will be eligible to receive awards under the Proposed LTIP if it is approved. Accordingly, the members of our board of directors and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

Plan Benefits Under the Proposed LTIP

The awards, if any, that will be made to eligible persons under the Proposed LTIP are subject to the discretion of the plan administrator, and thus we cannot currently determine the benefits or number of common units subject to awards that may be granted in the future to our executive officers, employees and consultants or to members of our board of directors under the Proposed LTIP.

If the Proposed LTIP is approved, we anticipate making annual equity grants to our executive officers and certain employees under the Proposed LTIP, but any amount of such grant is not determinable at this time. Such awards will be subject to a vesting schedule that will be specified in the applicable award agreement, and the number of common units subject to such awards will be determined at the date of grant of such awards.

Material Federal Income Tax Consequences of the LTIP Proposal

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Proposed LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Proposed LTIP may vary depending on the participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, unit options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A, phantom units, and certain other awards that may be granted pursuant to the Proposed LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Unit Options; Unit Appreciation Rights

Participants will not realize taxable income upon the grant of a unit option or a unit appreciation right. Upon the exercise or settlement of a unit option or a unit appreciation right, a participant will recognize ordinary compensation income in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of a unit option, that equals the fair market value of the common units on the date of exercise. The participant’s capital gains holding period in those common units will begin on the date of exercise of the unit option or unit appreciate right. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, the holders of partnership interests in us will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

When a participant sells the common units acquired as a result of the exercise of a unit option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the participant’s holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

Phantom Unit Awards; Restricted Unit Awards; Other Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of a grant of an award in the form of a phantom unit award, but rather, will generally recognize ordinary compensation income at the time he receives common units or a cash payment in satisfaction of the phantom unit award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the participant will be subject to ordinary income tax upon the payment of a DER. In general, a participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit award or a unit award in an amount equal to the fair market value of the common units when the common units are received, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the common units are received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to common units or cash received. Directors and consultants must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an award under the Proposed LTIP. Distributions that are received by a participant prior to the time that the common units are taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation (taxable as ordinary income), and are not treated as distributions on common units. The tax basis in the common units received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those common units will commence on the date of receipt of the common units.

Subject to the discussion immediately below, the holders of partnership interests in us will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible as a compensation expense, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Limited Partnership Interest

We are not a taxable entity, and as such, we do not incur any federal income tax liability. Instead, each holder of our common units is required to report on his income tax return his share of our income, gains, losses and deductions in computing his federal income tax liability, regardless of whether cash distributions are made to him by us. Distributions by us to a holder of common units are generally not taxable unless the amount of cash distributed is in excess of the holder’s adjusted basis in his interest. Usually during the first quarter of each year, we will mail to each partner a Schedule K-1 showing the amounts of income, gains, losses, and deductions that the partner is required to reflect on his federal income tax return as a limited partner for the preceding year. A limited partner will not qualify for using Form 1040EZ or 1040A, and may not file his federal income tax return until he has received his Schedule K-1 and reflected the relevant information contained therein in his tax return.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Throughout this section, each person who served as the Principal Executive Officer (“PEO”) during 2013, each person who served as the Principal Financial Officer (“PFO”) during 2013 and the three most highly compensated executive officers other than the PEO and PFO serving at December 31, 2013 and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at December 31, 2013 are referred to as the Named Executive Officers (“NEOs”). The NEOs include the following:

•	Mark A. Hurley, Chief Executive Officer;

•	Alex G. Stallings, Chief Financial Officer and Secretary;

•	James R. Griffin, Chief Accounting Officer;

•	Jeffery A. Speer, Chief Operating Officer;

•	Chris A. Paul, Chief Legal Officer and General Counsel; and

•	Larry E. Hatley, Vice President—Transportation, Marketing and Operations until July 12, 2013.

Throughout this section we refer to Messrs. Hurley, Stallings, Griffin, Speer and Paul as our “current NEOs.”

As is the case with many publicly traded partnerships, we have not historically directly employed any persons responsible for managing or operating us or for providing services relating to day-to-day business affairs. Our general partner manages our operations and activities, and its board of directors and officers make decisions on our behalf. The compensation for the NEOs for services rendered to us is determined by the Compensation Committee.

Compensation Methodology

The Compensation Committee seeks to provide a total compensation package designed to drive performance and reward contributions in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies required by us. Once every two years, the Compensation Committee examines the compensation practices of certain of our peer companies, which includes American Midstream Partners, LP, Crestwood Midstream Partners LP, Genesis Energy, LP, Holly Energy Partners, L.P., Niska Gas Storage Partners LLC, Oiltanking Partners, L.P., PAA Natural Gas Storage, L.P., Rose Rock Midstream, L.P., Tesoro Logistics LP and Transmontaigne Partners L.P. The Compensation Committee may review and, in certain cases, participate in, various relevant compensation surveys and consult with compensation consultants with respect to determining compensation for the NEOs.

In 2012, the Compensation Committee engaged Frost HR Consulting (“Frost”) as its independent compensation consultant to advise the Compensation Committee regarding potential compensation programs and methodologies applicable to the named executive officers and other employees of our general partner. In its consultation role, Frost was tasked with conducting an assessment of our peer group, benchmarking the compensation of our current NEOs against our peer group and advising the Compensation Committee with respect to pay practices of our peer group. Frost’s work for the Compensation Committee did not raise any conflicts of interest in 2012. The Compensation Committee did not engage a consultant in 2013.

Elements of Compensation

Historically, the primary elements of our general partner’s compensation program have been a combination of annual cash and long-term equity-based compensation, and the principal elements of compensation for the NEOs were the following:

•	base salary;

•	discretionary bonus awards;

•	long-term incentive plan awards; and

•	other benefits.

The Compensation Committee reviews and makes recommendations regarding the mix of compensation, both among short and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of the named executive officers. We believe that the mix of base salary, discretionary bonus awards, awards under the long-term incentive plan and other benefits fit our overall compensation objectives. We believe this mix of compensation provides competitive compensation opportunities to align and drive employee performance in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies that we require.

Base Salary

Historically, the Compensation Committee established base salaries for the NEOs based on various factors including the amounts it considered necessary to attract and retain the highest quality executives, the responsibilities of the NEOs and market data including publicly available market data for the peer companies listed above as reported in their filings with the SEC.

Each of the NEOs other than Mr. Speer has entered into employment agreements with a subsidiary of our general partner. The employment agreements for our NEOs provide for, or in the case of Mr. Hatley, provided for, an annual base salary of $425,000, $306,000, $214,000, $192,456, and $270,000 for Messrs. Hurley, Stallings, Griffin, Hatley, and Paul, respectively, and in 2013, Mr. Speer’s base salary was $214,000. These base salary amounts were originally determined based upon the scope of each executive’s responsibilities that were commensurate with such executive’s position as well as the added responsibilities the executives have that were typical of executives in publicly traded partnerships, taking into account competitive market compensation paid by similar companies for comparable positions. In addition, the base salary amounts payable to Messrs. Hurley, Speer and Hatley were determined, in part, by the base salary amount and other benefits each such individual received prior to joining our general partner’s management team. In March 2013, the Compensation Committee increased the base salaries of Messrs. Stallings, Speer, Hatley and Griffin to $306,000, $214,000, $192,456 and $214,000, respectively. In March 2014, the Compensation Committee decided to increase the base salaries of Messrs. Hurley, Stallings, Speer, Paul and Griffin to $435,000, $312,000, $220,420, $278,100 and $217,210, respectively.

Discretionary Bonus Awards

The Compensation Committee may also award discretionary bonus awards to the NEOs. Our General Partner may use discretionary bonus awards for achieving financial and operational goals and for achieving individual performance objectives.

During March 2012, the Compensation Committee awarded discretionary bonuses of $135,000, $110,000, $100,000 and $80,000 to each of Messrs. Stallings, Speer, Hatley and Griffin, respectively, relating to our results of operations in 2011. Please see “—2011 Incentive Compensation” for a discussion of these discretionary bonuses.

During March 2013, the Compensation Committee awarded discretionary bonuses of $425,000, $140,000, $115,000, $75,000 and $84,000 to each of Messrs. Hurley, Stallings, Speer, Hatley and Griffin, respectively, relating to our results of operations in 2012. Please see “—2012 Incentive Compensation” for a discussion of these discretionary bonuses.

During March 2014, the Compensation Committee awarded discretionary bonuses of $440,000, $160,000, $135,000, $135,000 and $100,111 to each of Messrs. Hurley, Stallings, Speer, Paul and Griffin, respectively, relating to our results of operations in 2013. Please see “—2013 Incentive Compensation” for a discussion of these discretionary bonuses.

Long-Term Incentive Plan Awards

Our general partner has adopted the Current LTIP for employees, consultants and directors of our general partner and its affiliates who perform services for us. Each of the NEOs is, or in the case of Mr. Hatley, was, eligible to participate in the Current LTIP. The Current LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and substitute awards. For a more detailed description of the Current LTIP, please see “—Current LTIP.”

During March 2012, the Compensation Committee made awards of phantom units to our NEO’s of 20,000 units, 20,000 units, 20,000 units and 12,000 units to Messrs. Stallings, Speer, Hatley and Griffin, respectively, relating to our results of operations in 2011. The awards vest on January 1, 2015. These phantom units contain distribution equivalent rights that entitle the holder of such units to receive a cash payment equal to the amount of any ordinary quarterly cash distribution paid to our common unitholders. Please see “—2011 Incentive Compensation” for a discussion of these awards.

During September 2012, in connection with his appointment as our Chief Executive Officer, the Compensation Committee made an award of 500,000 phantom units to Mr. Hurley. The award vests ratably in 20% increments on each of September 20, 2013, 2014, 2015, 2016 and 2017, respectively. These phantom units do not contain distribution equivalent rights.

During March 2013, the Compensation Committee made awards of phantom units to our NEOs of 16,770 units, 16,149 units, 9,466 units and 9,317 units to Messrs. Stallings, Speer, Hatley and Griffin, respectively, relating to our results of operations in 2012. The awards vest on January 1, 2016. These phantom units contain distribution equivalent rights that entitle the holder of such units to receive a cash payment equal to the amount of any ordinary quarterly cash distribution paid to our common unitholders. Please see “—2012 Incentive Compensation” for a discussion of these awards.

Mr. Hatley’s employment with our general partner was ended on July 12, 2013, and, accordingly, his phantom units vested at such time.

During March 2014, the Compensation Committee made awards of phantom units to our current NEOs of 17,089 units, 16,538 units, 17,089 units and 9,438 units to Messrs. Stallings, Speer, Paul and Griffin, respectively, relating to our results of operations in 2013. The awards vest on January 1, 2017. These phantom units contain distribution equivalent rights that entitle the holder of such units to receive a cash payment equal to the amount of any ordinary quarterly cash distribution paid to our common unitholders. Please see “—2013 Incentive Compensation” for a discussion of these awards.

Other Benefits

The employment agreements entered into by each of the NEOs other than Mr. Speer with our general partner provide that such NEO is eligible to participate in any employee benefit plans maintained by our general partner during the term of his employment with our general partner. During 2011, 2012 and 2013, our general partner maintained an employee health insurance plan and an Exec-U-Care plan under which our officers were reimbursed for certain co-pays and deductibles for medical expenses in addition to the Current LTIP described above. In addition, the employment agreements provide that each NEO is entitled to reimbursement for out-of-pocket expenses incurred while performing his duties under the employment agreement. In addition, we currently provide car allowances to certain of our NEOs.

2011 Incentive Compensation

Due to continued uncertainty in our business and uncertainty arising out of our ability to complete the transactions contemplated by a Global Transaction Agreement with Vitol and Charlesbank and conclude certain litigation, the Compensation Committee did not adopt a specific plan for 2011 or set targets for 2011 compensation. Instead, the Compensation Committee and the board of directors of our general partner set aside certain amounts in the 2011 budget that could be used for discretionary bonuses if the Compensation Committee determined to award such bonuses after a review of our performance during 2011. The Compensation Committee never formally adopted a specific target as it wanted to keep full discretion of whether to award any bonuses related to performance during 2011.

During March 2012, our general partner’s then-current chief executive officer proposed to the Compensation Committee that each NEO receive (i) a discretionary bonus award relating to our results of operations in 2011 as follows: $135,000, $110,000, $100,000 and $80,000 for Messrs. Stallings, Speer, Hatley and Griffin, respectively, and (ii) awards of phantom units relating to our results of operations for 2011 as follows: 20,000 units, 20,000 units, 20,000 units and 12,000 units to Messrs. Stallings, Speer, Hatley and Griffin, respectively. The Compensation Committee agreed with these recommendations and on March 7, 2012 made discretionary bonus awards and phantom unit grants in accordance with such recommendations. The discretionary bonus awards were paid during March 2012. The Compensation Committee considered the items of emphasis for our NEOs outlined in the prior paragraph as well as the performance of the individual NEO in determining to make such awards.

2012 Incentive Compensation

Due to the timing of the compensation consultation provided by Frost and the retirement of our former CEO, the Compensation Committee did not adopt a specific plan for 2012 or set targets for 2012 compensation. Instead, the Compensation Committee and the board of directors of our general partner set aside certain amounts in the 2012 budget that could be used for discretionary bonuses if the Compensation Committee determined to award such bonuses after a review of our performance during 2012. The Compensation Committee never formally adopted a specific target as it wanted to keep full discretion of whether to award any bonuses related to performance during 2012.

During March 2013, our general partner’s chief executive officer proposed to the Compensation Committee that each of our NEOs (other than Mr. Hurley) receive (i) a discretionary bonus award relating to our results of operations in 2012 as follows: $140,000, $115,000, $75,000 and $84,000 for Messrs. Stallings, Speer, Hatley and Griffin, respectively, and (ii) awards of phantom units relating to our results of operations for 2012 as follows: 16,770 units, 16,149 units, 9,466 units and 9,317 units to Messrs. Stallings, Speer, Hatley and Griffin, respectively. The Compensation Committee agreed with these recommendations and on March 8, 2013 made discretionary bonus awards and phantom unit grants in accordance with such recommendations. The discretionary bonus awards were paid during March 2013. The Compensation Committee considered the items of emphasis for our NEOs outlined in the prior paragraph as well as the performance of the individual NEO in determining to make such awards.

Please see “—Employment Agreement of Mr. Hurley” for a discussion of 2012 incentive compensation paid to Mr. Hurley.

2013 Incentive Compensation

For 2013, the Board approved a cash bonus plan whereby a bonus pool for all employees, including the NEOs, was established. The bonus pool equaled a percentage of a performance metric equal to cash flow generated prior to distributions, incentive compensation and reserves established by our general partner (which was set at approximately $48 million for 2013). Between 50% and 75% of the bonus pool was to be funded based on the achievement of this performance metric (with up to an additional 15% being contributed based on achieving results in excess of this performance metric), with an additional 15% of the bonus pool based on the achievement of companywide goals and an additional 10% of the bonus pool based on the achievement of environmental, health and safety targets. Individual awards (which, as in prior years, were expected to be paid in a combination of cash bonuses and equity compensation) was to be determined by the compensation committee in its discretion based on individual performance, exceptional service to us, challenges and opportunities not reasonably foreseeable at the beginning of the year, internal equities and external competition or opportunities. In 2013 actual cash flow generated prior to distributions, incentive compensation and reserves established by our General Partner was $53 million, resulting in 90% of the bonus pool being contributed based on achieving this metric. In addition, companywide goals were achieved resulting in 15% of the bonus pool being contributed, and 5% of the bonus pool was contributed based on the partial achievement of environmental, health and safety targets.

During March 2014, our general partner’s chief executive officer proposed to the Compensation Committee that each of our current NEOs (other than Mr. Hurley) receive (i) a discretionary bonus award relating to our results of operations in 2013 as follows: $160,000, $135,000, $135,000 and $100,111 for Messrs. Stallings, Speer, Paul and Griffin, respectively, and (ii) awards of phantom units relating to our results of operations for 2013 as follows: 17,089 units, 16,538 units, 17,089 units and 9,438 units to Messrs. Stallings, Speer, Paul and Griffin, respectively. The Compensation Committee agreed with these recommendations and on March 10, 2014 made discretionary bonus awards and phantom unit grants in accordance with such recommendations and also awarded Mr. Hurley a discretionary bonus award of $440,000 relating to our results of operations in 2013. The discretionary bonus awards were paid during March 2014. The Compensation Committee considered the achievement of performance metrics outlined in the prior paragraph as well as the performance of the individual NEO in determining to make such awards.

2014 Incentive Compensation

For 2014, the board of directors of our general partner has approved a cash bonus plan whereby a bonus pool for all employees, including the NEOs, will be established. The bonus pool will equal a percentage of a performance metric equal to cash flow generated prior to distributions, incentive compensation and reserves established by our general partner (which has been set at approximately $3.8 million for 2014). Between 50% and 75% of the bonus pool will be funded based on the achievement of this performance metric (with up to an additional 15% being contributed based on achieving results in excess of this performance metric), with an additional 15% of the bonus pool based on the achievement of companywide goals and an additional 10% of the bonus pool based on the achievement of environmental, health and safety targets. Individual awards for top key contributors(which, as in prior years, are expected to be paid in a combination of cash bonuses and equity compensation) will be determined by the Compensation Committee in its discretion based on individual performance with an additional focus on achieving our growth targets, exceptional service to us, challenges and opportunities not reasonably foreseeable at the beginning of the year, internal equities and external competition or opportunities.

Compensation Mix

The Compensation Committee determines the mix of compensation, both among short and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of the NEOs.

Role of Executive Officers in Executive Compensation

The Compensation Committee determines the compensation of the NEOs. Our general partner’s former chief executive officer, Mr. Dyer, previously assisted the Compensation Committee in reviewing its compensation methodology. Mr. Dyer also made recommendations to the Compensation Committee for the awards of phantom units and discretionary bonuses to be paid to our compensated NEOs relating to our results of operations in 2011. Our general partner’s chief executive officer, Mr. Hurley made recommendations to the Compensation Committee for the awards of phantom units and discretionary bonuses to be paid to our NEOs relating to our results of operations in 2012 and 2013. However, Mr. Hurley does not make any recommendations regarding his personal compensation. In addition, the employment agreement entered into by Mr. Stallings was originally approved by the management committee of SemCorp’s general partner pursuant to its limited liability company agreement.

Employment Agreements

As indicated above, each of the NEOs except Mr. Speer has entered into an employment agreement with our general partner.

Employment Agreement of Mr. Hurley. Pursuant to Mr. Hurley’s employment agreement, Mr. Hurley will be paid an initial annual base salary of $425,000. Mr. Hurley’s employment agreement has an initial five year term that will automatically be extended for one year periods unless either party gives 90 days advance notice. Mr. Hurley received a sign-on bonus of $100,000 that was paid in October 2012. Additionally, Mr. Hurley was entitled to a $425,000 bonus during his first year of employment. This bonus was paid in March 2013. Mr. Hurley also received 500,000 non-participating phantom units in September 2012 under the Current LTIP, which vest ratably over five years pursuant to the Phantom Unit Agreement he entered into with the General Partner. The employment agreement also provides that Mr. Hurley is eligible to participate in any employee benefit plans maintained by our general partner and is entitled to reimbursement for certain out-of-pocket expenses. Mr. Hurley has agreed not to disclose any confidential information obtained by him while employed under his employment agreement and has agreed to a one year non-solicitation covenant.

Except in the event of termination for Cause (as defined below), termination by Mr. Hurley other than for Good Reason (as defined below), termination after the expiration of the term of Mr. Hurley’s employment agreement or termination due to death or disability, Mr. Hurley’s employment agreement provides for payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to twelve months of base salary, and Mr. Hurley will also be entitled to continued participation in our general partner’s welfare benefit programs for a period of eighteen months following termination. Based upon Mr. Hurley’s current base salary, the maximum amount of the lump sum severance payment would be $425,000, in addition to continued participation in our general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans.

For purposes of the employment agreement with Mr. Hurley:

“Cause” means (i) conviction of the officer by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the officer’s willful and intentional failure or willful intentional refusal to follow reasonable and lawful instructions of the board of directors of our general partner; (iii) the officer’s material breach or default in the performance of his obligations under the employment agreement; or (iv) the officer’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving our general partner.

“Good Reason” means (i) a material reduction in the officer’s base salary; (ii) a material diminution of the officer’s duties, authority or responsibilities as in effect immediately prior to such diminution; or (iii) the relocation of the officer’s principal work location to a location more than 150 miles from its current location.

“Change of Control” means any of the following events: (i) Charlesbank and/or Vitol, or their respective affiliates, cease to be the beneficial owner, on a combined basis, of 50% or more of the combined voting power of the equity interests in our general partner; (ii) our limited partners approve, in one or a series of transactions, a plan of complete liquidation of us; (iii) the sale or other disposition by either our general partner or us of all or substantially all of the assets of our general partner or us in one or more transactions to any person other than our general partner and its affiliates; or (iv) a transaction resulting in a person other than our general partner or an affiliate of our general partner being our general partner.

In October 2012, Vitol and Charlesbank, the owners of Blueknight GP Holding, LLC (“HoldCo”), the owner of our general partner, admitted Mr. Hurley as a member of HoldCo. In connection with his admission as a member of HoldCo, Mr. Hurley was issued a non-voting economic interest in HoldCo (the “Profits Interest”). Mr. Hurley’s Profits Interest in HoldCo vest in 20% increments on each of October 4, 2013, 2014, 2015, 2016 and 2017 and entitle Mr. Hurley, to the extent vested, to (i) 2% of the total amount of proceeds and/or distributions in excess of $100,000,000 received by HoldCo in connection with a transaction resulting in a change of control of us, and (ii) 2% of the portion of any interim quarterly distribution received by HoldCo in excess of $1,250,000. As of December 31, 2013, 20% of the Profits Interest is vested.

Although the entire economic burden of the Profits Interest, which is equity classified, is borne solely by HoldCo and does not impact our cash or units outstanding, the intent of the Profits Interest is to provide a performance incentive and encourage retention of Mr. Hurley. Therefore, we recognize the grant date fair value of the Profits Interest as compensation expense over the service period. The expense is also reflected as a capital contribution and thus, results in a corresponding credit to Partners’ Capital in our consolidated financial statements. Less than $0.1 million and $0.1 million was recognized as expense in 2012 and 2013, respectively.

Employment Agreement of Messrs. Stallings and Griffin. The employment agreement entered into by each of Messrs. Stallings and Griffin has a term of two years that will automatically be extended for one year periods unless either party gives 90 days advance notice. These employment agreements provide for the initial annual base salaries described above. In addition, each of the NEOs is eligible for discretionary bonus awards and long-term incentives which may be made from time to time in the sole discretion of the board of directors of our general partner. The employment agreements also provide that Messrs. Stallings and Griffin are eligible to participate in any employee benefit plans maintained by our general partner during the term of his employment with our general partner and for up to 12 months thereafter and are entitled to reimbursement for certain out-of-pocket expenses.

Pursuant to the employment agreements, each of Messrs. Stallings and Griffin has agreed not to disclose any confidential information obtained by him while employed under the agreement. In addition, each employment agreement contains payment obligations that may be triggered by a termination after a Change of Control as defined therein. See “—Potential Payments Upon Change of Control or Termination.”

Under the employment agreement entered into with Messrs. Stallings and Griffin, our general partner may be required to pay certain amounts upon a change of control of us or our general partner or upon the termination of the executive officer in certain circumstances. Except in the event of termination for Cause, termination by the NEO other than for Good Reason, or termination after the expiration of the term of the employment agreement, the employment agreements provides for payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to twelve months of base salary and continued participation in our general partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination.

The employment agreements also provide that if, within one year after a Change of Control occurs, the NEO is terminated by our general partner without Cause or such individual terminates the agreement for Good Reason, he will be entitled to payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to 24 months of base salary and continued participation in our general partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination.

For purposes of the employment agreements with Messrs. Stallings and Griffin:

“Cause” means (i) conviction of the executive officer by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the executive officer’s willful and intentional failure or willful intentional refusal to follow reasonable and lawful instructions of the board of directors of our general partner; (iii) the executive officer’s material breach or default in the performance of his obligations under the employment agreement; or (iv) the executive officer’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving our general partner.

“Change of Control” means any of the following events: (i) any person or group other than SemCorp and its affiliates shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in us or our general partner;

(ii) our limited partners approve, in one or a series of transactions, a plan of complete liquidation of us; (iii) the sale or other disposition by either our general partner or us of all or substantially all of the assets of our general partner or us in one or more transactions to any person other than our general partner and its affiliates; or (iv) a transaction resulting in a person other than our general partner or an affiliate of our general partner being the general partner of us.

“Good Reason” means (i) a material reduction in the executive officer’s base salary; (ii) a material diminution of the executive officer’s duties, authority or responsibilities as in effect immediately prior to such diminution; or (iii) the relocation of such individual’s principal work location to a location more than 50 miles from its current location.

Employment Agreement of Mr. Paul. The employment agreement of Mr. Paul has a three year term commenced in June 2013. The employment agreement provides for the initial annual base salary described above. The employment agreement provides that Mr. Paul is eligible to participate in any employee benefit plans maintained by our general partner and is entitled to reimbursement for certain out-of-pocket expenses. Mr. Paul has agreed not to disclose any confidential information obtained by him while employed under his employment agreement and has agreed to a one year non-solicitation covenant.

Except in the event of termination for Cause (as defined below), termination by Mr. Paul other than for Good Reason (as defined below), termination after the expiration of the term of Mr. Paul’s employment agreement or termination due to death or disability, Mr. Paul’s employment agreement provides for payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to the amount of Mr. Paul’s base salary that would have been payable for the lesser of (i) a 24-month period or (ii) the remainder of the term of his employment agreement, and Mr. Paul will also be entitled to continued participation in our general partner’s welfare benefit programs for a period of eighteen months following termination. Based upon Mr. Paul’s current base salary, the maximum amount of the lump sum severance payment would be $540,000, in addition to continued participation in our general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans.

For purposes of the employment agreement with Mr. Paul:

“Cause” means (i) conviction of the officer by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the officer’s willful and intentional failure or willful intentional refusal to follow reasonable and lawful instructions of the board of directors of our general partner; (iii) the officer’s material breach or default in the performance of his obligations under the employment agreement; or (iv) the officer’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving our general partner.

“Good Reason” means (i) a material reduction in the officer’s base salary; (ii) a material diminution of the officer’s duties, authority or responsibilities as in effect immediately prior to such diminution; or (iii) the relocation of the officer’s principal work location to a location more than 50 miles from its current location.

Potential Payments Upon Change of Control or Termination

Employment Agreements

The employment agreements with Messrs. Hurley, Stallings and Griffin contain provisions that could result in the payment of amounts to such individuals upon a termination or change of control (as defined in such employment agreements).

As described above, under Messrs. Hurley, Stallings and Griffin’s employment agreements, the applicable NEO is entitled to certain payments if the employment agreement is terminated in certain circumstances as described above. Upon such an event, Messrs. Hurley, Stallings and Griffin would be entitled to a lump sum payment of $425,000, $306,000 and $214,000, respectively, in addition to continued participation in our general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans. In addition, as described above, under Messrs. Hurley, Stallings and Griffin’s employment agreements provided that, if such individual’s employment is terminated within one year after a Change of Control (as defined in the applicable agreement and described above) occurs, he will be entitled to certain payments as described above. Upon such an event, Messrs. Hurley, Stallings and Griffin would be entitled to a lump sum payment of $850,000, $612,000 and $428,000, respectively, in addition to continued participation in our general partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans.

LTIP Awards

The restricted and phantom units granted under the Long-Term Incentive Plan will vest automatically upon a change of control (as defined in the Long-Term Incentive Plan) of us or our general partner, subject to any contrary provisions in the award agreement.

Charlesbank Change of Control

As described above, the Charlesbank Change of Control resulted in a change of control under the employment agreements of Messrs. Stallings and Griffin. Messrs. Stallings and Griffin were not entitled to these benefits as they were not terminated by our general partner without Cause nor did they terminate their agreements for Good Reason during the one-year period following the Charlesbank Change in Control.

Current LTIP

General. Our general partner has adopted the Current LTIP for employees, consultants and directors of our general partner and its affiliates who perform services for us. The summary of the Current LTIP contained herein does not purport to be complete and is qualified in its entirety by reference to the Current LTIP. The Current LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and substitute awards. Subject to adjustment for certain events, an aggregate of 2,600,000 common units may be delivered pursuant to awards under the Current LTIP. The Proposed LTIP would increase the number of common units that may be delivered pursuant to the Proposed LTIP to an aggregate of 4,100,000 common units of which 2,020,623 common units would be available for future issuance under the Proposed LTIP. Units that are cancelled, forfeited or are withheld to satisfy our general partner’s tax withholding obligations are available for delivery pursuant to other awards. The Current LTIP is administered by the compensation committee of our board of directors. The Current LTIP has been designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of common unitholders.

Unit Awards. The compensation committee may grant unit awards to eligible individuals under the Current LTIP. A unit award is an award of common units that are fully vested upon grant and not subject to forfeiture.

Restricted Units and Phantom Units. A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit that is not subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the compensation committee, cash equal to the fair market value of a common unit. The compensation committee may make grants of restricted units and phantom units under the Current LTIP to eligible individuals containing such terms, consistent with the Current LTIP, as the compensation committee may determine, including the period over which restricted units and phantom units granted will vest. The compensation committee may, in its discretion, base vesting on the grantee’s completion of a period of service or upon the achievement of specified financial objectives or other criteria. In addition, the restricted and phantom units will vest automatically upon a change of control (as defined in the Current LTIP) of us or our general partner, subject to any contrary provisions in the award agreement. The Charlesbank Change of Control constituted a change of control under the Current LTIP. See “—Charlesbank Change of Control” above.

If a grantee’s employment, consulting or membership on our board of directors terminates for any reason, the grantee’s restricted units and phantom units will be automatically forfeited unless, and to the extent, the award agreement or the compensation committee provides otherwise.

Distributions made by us with respect to awards of restricted units may, in the compensation committee’s discretion, be subject to the same vesting requirements as the restricted units. The compensation committee, in its discretion, may also grant tandem distribution equivalent rights with respect to phantom units.

We intend for restricted units and phantom units granted under the Current LTIP to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, participants will not pay any consideration for the common units they receive with respect to these types of awards, and neither we nor our general partner will receive remuneration for the units delivered with respect to these awards.

Unit Options and Unit Appreciation Rights. The Current LTIP also permits the grant of options covering common units and unit appreciation rights. Unit options represent the right to purchase a number of common units at a specified exercise price. Unit appreciation rights represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units as determined by the compensation committee. Unit options and unit appreciation rights may be granted to such eligible individuals and with such terms as the compensation committee may determine, consistent with the Current LTIP; however, a unit option or unit appreciation right must have an exercise price equal to the fair market value of a common unit on the date of grant.

Distribution Equivalent Rights. Distribution equivalent rights are rights to receive all or a portion of the distributions otherwise payable on units during a specified time. Distribution equivalent rights may be granted alone or in combination with another award.

By giving participants the benefit of distributions paid to unitholders generally, grants of distribution equivalent rights provide an incentive for participants to operate our business in a manner that allows our partnership to provide increasing partnership distributions. Typically, distribution equivalent rights will be granted in tandem with a phantom unit, so that the amount of the participant’s compensation is tied to both the market value of our units and the distributions that unitholders receive while the award is outstanding. We believe this aligns the participant’s incentives directly to the measures that drive returns for our unitholders.

Substitute Awards. The compensation committee, in its discretion, may grant substitute or replacement awards to eligible individuals who, in connection with an acquisition made by us, our general partner or an affiliate, have forfeited an equity-based award in their former employer. A substitute award that is an option may have an exercise price less than the value of a common unit on the date of grant of the award.

Source of Common Units; Cost. Common units to be delivered with respect to awards may be common units acquired by our general partner on the open market, common units already owned by our general partner, common units acquired by our general partner directly from us or any other person or any combination of the foregoing. Our general partner will be entitled to reimbursement by us for the cost incurred in acquiring common units. With respect to unit options, our general partner will be entitled to reimbursement by us for the difference between the cost incurred by our general partner in acquiring these units and the proceeds received from an optionee at the time of exercise. Thus, we will bear the cost of the unit options. If we issue new units with respect to these awards, the total number of units outstanding will increase, and our general partner will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our general partner will be entitled to reimbursement by us for the amount of the cash settlement.

Amendment or Termination of Long-Term Incentive Plan. Our board of directors, in its discretion, may terminate the Current LTIP at any time with respect to the units for which a grant has not theretofore been made. The Current LTIP will automatically terminate on the earlier of the 10th anniversary of the date it was initially approved by our unitholders or when units are no longer available for delivery pursuant to awards under the Current LTIP. Our board of directors will also have the right to alter or amend the Current LTIP or any part of it from time to time and the compensation committee may amend any award; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the affected participant.

Compensation Committee Report

The Compensation Committee of general partner has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management of our general partner and, based on that review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

John A. Shapiro, Committee Chair

Steven M. Bradshaw

Duke R. Ligon

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the fiscal years ended 2013, 2012 and 2011.

Name and Position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)(4)(5)	Total ($)
Mark A. Hurley	2013	425,000	440,000	—	—	—	34,153	899,153
Chief Executive Officer	2012	117,692	100,000	2,810,000	—	—	5,084	3,032,776
	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Alex G. Stallings	2013	304,503	160,000	146,738	—	—	69,102	680,343
Chief Financial Officer and Secretary	2012	300,000	140,000	135,200	—	—	56,545	631,745
	2011	300,000	135,000	123,750	—	—	45,222	603,972

James R. Griffin	2013	213,000	100,111	81,524	—	—	35,304	429,939
Chief Accounting Officer	2012	210,000	84,000	81,120	—	—	29,356	404,476
	2011	210,000	80,000	82,500	—	—	22,186	394,686

Jeffery A. Speer	2013	213,000	135,000	141,304	—	—	54,020	543,324
Chief Operating Officer	2012	210,000	115,000	135,200	—	—	45,524	505,724
	2011	208,000	110,000	123,750	—	—	30,373	472,123

Chris A. Paul	2013	146,250	135,000	—	—	—	19,336	300,586
Chief Legal Officer	2012	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Larry E. Hatley	2013	112,756	—	82,828	—	—	98,362	293,946
Vice President—	2012	190,000	75,000	135,200	—	—	57,193	457,393
Transportation, Marketing and Operations	2011	185,000	100,000	70,125	—	—	46,471	401,596

(1)

Mr. Hurley was appointed as our general partner’s Chief Executive Officer in September 2012. Mr. Stallings has served as our general partner’s Chief Financial Officer and Secretary since March 2009. Mr. Griffin has served as our general partner’s Chief Accounting Officer since March 2009. Mr. Speer served as the Vice President of Operations for one of our subsidiaries prior to February 2010 and has served as our general partner’s Senior Vice President—Operations since February 2010 and Chief Operating Officer since July 2013. Mr. Paul has served as our general partner’s General Counsel since June 2013 and was appointed as our general partner’s Chief Legal Officer in October 2013. Mr. Hatley served as our Vice President—Transportation and Marketing Operations from March 2010 to August 2013.
(2)	Messrs. Speer’s and Hatley’s annual base salary was increased to $210,000 and $190,000, respectively in 2012. In March 2013, Messrs. Stallings’s, Speer’s, Hatley’s and Griffin’s annual base salary was increased to $306,000, $214,000, $192,456 and $214,000, respectively.
(3)	Dollar amounts represent the grant date fair value of awards granted in each year with respect to phantom unit grants under the Long-Term Incentive Plan. See Note 13 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for assumptions used in calculating these amounts.
(4)	We provide distribution equivalent rights (“DERs”) under the Current LTIP, auto allowances, reimbursement of certain deductibles and co-payments for medical expenses and discretionary matching and profit sharing contributions to our 401(k) plan to our NEOs. In 2013, payments of $22,662, $13,804, $22,439 and $12,294 related to the DERs were made to Messrs. Stallings, Griffin, Speer and Hatley, respectively. In 2013, auto allowances of $10,800 were paid to Messrs. Hurley, Stallings and Speer, respectively. In 2013, matching and profit sharing contributions to our 401(k) plan of $21,030, $24,850, $20,918, $18,843 and $11,058 were made for Messrs. Hurley, Stallings, Griffin, Speer and Hatley, respectively.
(5)	Mr. Hatley’s employment with our general partner was ended effective July 12, 2013. Accordingly, Mr. Hatley received a lump sum payment of $48,000, which was equal to three months of his base salary. This is included in other compensation in 2013.

Pension Benefits

We do not have a pension plan in which our named executive officers are eligible to participate.

Non-Qualified Deferred Compensation

We do not have a non-qualified deferred compensation plan.

Grants of Plan-Based Awards Table for Fiscal 2013

The following tables provide information concerning each grant of an award made to a NEO during 2013, including, but not limited to, awards made under the Current LTIP.

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Unit Awards: Number of Units (#)(1)(2)	All Other Unit Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Unit and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Alex G. Stallings	March 8, 2013	—	—	—	—	—	—	16,770	—	—	146,738
James R. Griffin	March 8, 2013	—	—	—	—	—	—	9,317	—	—	81,524
Jeffrey A. Speer	March 8, 2013	—	—	—	—	—	—	16,149	—	—	141,304
Larry E. Hatley	March 8, 2013	—	—	—	—	—	—	9,466	—	—	82,828

(1)	This amount represents grants of phantom units under the Current LTIP. See Note 13 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	No awards were granted to Messrs. Hurley or Paul in 2013.

Outstanding Equity Awards at Fiscal Year-End 2013

The following tables provide information concerning all outstanding equity awards made to a NEO as of December 31, 2013, including, but not limited to, awards made under the Current LTIP.

	Option Awards					Stock Awards
Name(7)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)
Mark A. Hurley	—	—	—	—	—	—	—	400,000	(1)	3,144,933	(2)

Alex G. Stallings	—	—	—	—	—	—	—	15,000	(3)	127,650	(4)
	—	—	—	—	—	—	—	20,000	(5)	170,200	(4)
								16,770	(6)	142,713	(4)

James R. Griffin	—	—	—	—	—	—	—	10,000	(2)	85,100	(4)
	—	—	—	—	—	—	—	12,000	(5)	102,120	(4)
								9,317	(6)	79,288	(4)

Jeffery A. Speer	—	—	—	—	—	—	—	15,000	(2)	127,650	(4)
	—	—	—	—	—	—	—	20,000	(5)	170,200	(4)
								16,149	(6)	137,428	(4)

(1)	Represents phantom units granted in 2012 under the Current LTIP. These phantom units will vest ratably over five years, with 20% vesting on each anniversary of the September 20, 2012 grant date. These phantom units do not contain distribution equivalent rights.
(2)	Market value of awards reported in this column is calculated as the product of the closing market price ($8.51) of our common units at December 31, 2013, less the present value of the estimated distributions to be paid to holders of an outstanding common unit prior to the vesting of the underlying award, and the number of phantom units outstanding at December 31, 2013.
(3)	Represents phantom units granted in 2011 under the Current LTIP. These phantom units vested on January 1, 2014. All of the distribution equivalent rights associated with these phantom units are currently payable.
(4)	Market value of awards reported in this column is calculated as the product of the closing market price ($8.51) of our common units at December 31, 2013 and the number of phantom units outstanding at December 31, 2013.
(5)	Represents phantom units granted in 2012 under the Current LTIP. These phantom units will vest on January 1, 2015. All of the distribution equivalent rights associated with these phantom units are currently payable.
(6)	Represents phantom units granted in 2013 under the Current LTIP. These phantom units will vest on January 1, 2016. All of the distribution equivalent rights associated with these phantom units are currently payable.
(7)	No awards were outstanding as of December 31, 2013 for Messrs. Paul or Hatley.

Director Compensation for Fiscal 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Duke R. Ligon	147,000	21,550	—	—	—	—	168,550
Miguel A. (“Mike”) Loya(1)	—	—	—	—	—	—	—
Steven M. Bradshaw	137,000	21,550	—	—	—	—	158,550
John A. Shapiro	137,000	21,550	—	—	—	—	158,550
Michael R. Eisenson(2)	—	—	—	—	—	—	—
Jon M. Biotti(2)	—	—	—	—	—	—	—
Francis Brenner(1)	—	—	—	—	—	—	—

(1)	Affiliated with Vitol.
(2)	Affiliated with Charlesbank.
(3)	These amounts represent the grant date fair value of restricted units awarded under the Long-Term Incentive Plan. The grant date fair value of these awards is computed in accordance with ASC 718 Compensation-Stock Compensation . See Note 13 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for assumptions used in calculating these amounts.

Directors who are not officers or employees of any controlling entity or their affiliates receive compensation for attending meetings of the board of directors and committees thereof. Such directors receive (i) $75,000 per year as an annual retainer fee, (ii) $5,000 per year for serving on each committee of our general partner’s board of directors (except that the chairperson of each committee will receive $10,000 per year for serving as chairperson of such committee), (iii) $10,000 per year if Chairman of the board of directors, (iv) $2,000 per diem for each board or committee meeting attended, (v) 5,000 restricted common units upon becoming a director, vesting in one-third increments over a three-year period, (vi) 2,500 restricted common units on each anniversary of becoming a director, vesting in one-third increments over a three-year period, (vii) reimbursement for out-of-pocket expenses associated with attending board or committee meetings and (viii) director and officer liability insurance coverage. In addition, each director is fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2013, the compensation committee of our general partner was comprised of Messrs. Ligon, Bradshaw and Shapiro (Chairman). No member of the Compensation Committee was an officer or employee of our general partner.

PROPOSAL THREE: THE ADJOURNMENT PROPOSAL

We are also asking our unitholders to vote on a proposal (the “Adjournment Proposal”) to adjourn the special meeting to a later date or dates, if deemed necessary or appropriate by our general partner, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the EUPP Proposal and/or the LTIP Proposal. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to approve the EUPP Proposal and the LTIP Proposal. If our unitholders approve the Adjournment Proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our common unitholders who have previously voted against approval of the EUPP Proposal and/or the LTIP Proposal.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Time, Date and Place

The special meeting will be held on June 23, 2014 at 2:00 p.m., local time, at BKEP’s offices at 201 NW 10th, Oklahoma City, Oklahoma 73103.

Purpose

At the special meeting, our unitholders will act upon the EUPP Proposal and the LTIP Proposal.

Record Date

Our general partner has fixed the close of business on May 14, 2014 as the record date for determining which unitholders are entitled to receive notice of and to vote at the special meeting and any adjournments thereof. A list of unitholders of record will be available for inspection by any unitholder during the meeting.

Holders Entitled to Vote

All holders who owned our common units and Preferred Units at the close of business on the record date, May 14, 2014, are entitled to receive notice of the special meeting and to vote the common units and Preferred Units that they held on the record date at the special meeting, or any adjournments of the special meeting.

Each unitholder may cast one vote at the special meeting for each common unit or Preferred Unit owned at the close of business on the record date. On the record date, there were 22,925,092 common units and 30,158,619 Preferred Units outstanding and entitled to be voted at the special meeting.

Vote Required

The EUPP Proposal, the LTIP Proposal and the Adjournment Proposal require the approval of a majority of the votes cast by our unitholders. Vitol and Charlesbank collectively own approximately 34% of our outstanding limited partner units and have indicated that they will vote for the EUPP Proposal, the LTIP Proposal and the Adjournment Proposal.

Quorum

A majority of our outstanding limited partner units (including units deemed owned by our general partner) present in person or by proxy at the special meeting will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card, including a properly executed proxy card without voting instructions.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker or nominee does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Voting by Proxy

Holders of record can ensure that their units are voted at the special meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope. Submitting instructions by this method will not affect your right to attend the special meeting and vote. If you hold your units through a broker,

bank or other nominee, you should follow the separate voting instructions, if any, provided by the broker, bank or other nominee with this proxy statement.

Voting Via Telephone or the Internet

Voting via telephone or the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card. These procedures, which comply with Delaware law, allow unitholders to appoint a proxy to vote their units and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m., Eastern time, on June 22, 2014.

If you own your units in your own name, you can vote via the Internet in accordance with the instructions provided on the enclosed proxy card. If your units are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if Internet or telephone voting is available. If your bank or broker does make Internet or telephone voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the special meeting by:

•	giving written notice of your revocation in person at the special meeting or in writing bearing a later date than your proxy, delivered to the Secretary of our partnership prior to the special meeting, 201 NW 10th, Oklahoma City, Oklahoma 73103;

•	delivering to the Secretary of our partnership, prior to the special meeting, a duly executed subsequent proxy (including a proxy delivered by telephone or the Internet) bearing a later date and indicating a contrary vote; or

•	attending the special meeting and voting in person, although attendance at the special meeting will not by itself constitute a revocation of a proxy.

If your units are held through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies. If your broker, bank or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

Who to Call for Assistance

If you need assistance, including help in changing or revoking your proxy, please contact AST Phoenix Advisors, which is acting as a proxy solicitation agent, as follows:

AST Phoenix Advisors

6201 15th Avenue

Brooklyn, New York 11219

(800) 833-2175

Voting at the Special Meeting

Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your units are held in “street name,” which means your units are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the units authorizing you to vote at the special meeting. Please contact your broker, bank or nominee for specific instructions.

Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by our partnership. We will bear the costs of soliciting proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of the special meeting of unitholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of our units. The directors, officers and regular employees of our partnership and our general partner may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, the Internet, facsimile or personal conversation, as well as by mail. We have retained AST Phoenix Advisors, a proxy solicitation firm, to assist with the solicitation of proxies for the special meeting for a fee of $6,500 plus expenses. We may also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of our units.

Adjournment

Pursuant to our partnership agreement, in the absence of a quorum, the special meeting may be adjourned by the affirmative vote of holders of at least a majority of our outstanding limited partner units entitled to vote at such meeting (including units deemed owned by our general partner) represented either in person or by proxy to a date within 45 days of the special meeting without further notice other than by an announcement made at the special meeting (or such adjourned meeting) and without setting a new record date.

No Unitholder Proposals

Your units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights

We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our unitholders with respect to the matters to be voted on at the special meeting.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF OUR GENERAL PARTNER

The following table sets forth the beneficial ownership of our units as of May 14, 2014 held by:

•	each person or group of persons who beneficially own 5% or more of the then outstanding common units;

•	all of the directors of our General Partner;

•	each named executive officer of our General Partner; and

•	all current directors and named executive officers of our General Partner as a group.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Percentage of total common and Preferred Units beneficially owned is based on 22,925,092 common units and 30,158,619 Preferred Units outstanding as of May 14, 2014.

Name of Beneficial Owner(1)	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Preferred Units Beneficially Owned	Percentage of Preferred Units Beneficially Owned	Percentage of Total Common and Preferred Units Beneficially Owned
Blueknight Energy Holding, Inc.(2)	—	—	9,156,484	30.4%	17.2%
CB-Blueknight, LLC(3)	—	—	9,156,484	30.4%	17.2%
Mark A. Hurley(6)	63,550	*	—	—	*
Alex G. Stallings(4)(6)	78,054	*	20,000	*	*
James R. Griffin(6)	36,573	*	—	—	*
Jeffery A. Speer(6)	9,489	—	—	—	—
Chris A. Paul	—	—	—	—	—
Duke R. Ligon(5)	20,499	*	4,455	*	*
Steven M. Bradshaw(5)	10,999	*	3,565	*	*
John A. Shapiro(5)	9,999	*	2,975	*	*
Miguel A. (“Mike”) Loya(2)(7)	—	—	—	—	—
Michael R. Eisenson(3)(8)	—	—	—	—	—
Jon M. Biotti(3)(8)	—	—	—	—	—
Francis Brenner(7)	—	—	—	—	—
MSD Capital, L.P.(9)	3,576,944	15.6%	1,935,842	6.4%	10.4%
Swank Capital, L.L.C.(10)	4,371,878	19.1%	3,028,384	10.0%	13.9%
Neuberger Berman Group LLC(11)	3,647,962	15.9%	—	—	6.9%
DG Capital Management, Inc.(12)	1,335,810	5.8%	370,715	1.2%	3.2%
Solus Alternative Asset Management LP(13)	—	—	932,692	3.1%	1.8%
All current executive officers and directors as a group (12 persons)	229,163	1.0%	30,995	0.1%	0.5%

*	Less than 1%.
(1)	Unless otherwise indicated, the address for all beneficial owners in this table is Two Warren Place, 6120 South Yale Avenue, Suite 500, Tulsa, Oklahoma 74136.
(2)	Blueknight Energy Holding, Inc. is a subsidiary of Vitol. The address for Vitol is 1100 Louisiana Street, Suite 5500, Houston, Texas 77002. Blueknight Energy Holding, Inc. owns 50% of Blueknight GP Holdings, LLC, which owns the membership interests in our General Partner.

(3)	CB-Blueknight, LLC is a subsidiary of Charlesbank. The address for Charlesbank is 200 Clarendon Street, 54th Floor, Boston, Massachusetts. CB-Blueknight, LLC owns 50% of Blueknight GP Holdings, LLC, which owns the membership interests in our General Partner.
(4)	All the common units owned by Mr. Stallings are pledged as collateral to a bank.
(5)	Does not include unvested restricted units granted under the Long-Term Incentive Plan, none of which will vest within 60 days of the date hereof.
(6)	Does not include unvested phantom units granted under the Long-Term Incentive Plan, none of which will vest within 60 days of the date hereof.
(7)	Messrs. Loya and Brenner are affiliated with Vitol.
(8)	Messrs. Eisenson and Biotti are affiliated with Charlesbank.
(9)	Based on a Schedule 13D/A, filed November 2, 2011 by MSD Capital, L.P. with the SEC. The filing is made jointly with MSD Torchlight, L.P. and Michael S. Dell. The filers report that they have shared voting power with respect to the 3,576,944 common units and 1,935,842 preferred units and that their address is 645 Fifth Avenue, 21st Floor, New York, New York 10022.
(10)	Based on a Schedule 13G/A filed on February 14, 2014 with the SEC by Cushing MLP Asset Management, L.P. The filing was made jointly with Cushing MLP Asset Management, LP and Jerry V. Swank, and reported that they have shared voting power with respect to the 4,371,878 common units and 3,028,384 preferred units and that their address is 8117 Preston Road, Suite 440, Dallas, Texas, 75225.
(11)	Based on a Schedule 13G/A, filed February 13, 2014 by Neuberger Berman Group LLC with the SEC. The filing is made jointly with Neuberger Berman LLC. The filers report that they have shared voting power with respect to 3,492,652 common units and shared dispositive power with respect to 3,647,962 common units. Their address as reported in such Schedule 13G/A is 605 Third Avenue, New York, New York 10158.
(12)	Based on a Schedule 13G/A, filed February 12, 2014 by DG Capital Management, LLC with the SEC. This filing is made jointly with Dov Gertzulin. The filers report that they each have shared voting power with respect to 1,335,810 common units and 370,715 preferred units. Their address as reported on such Schedule 13G is 460 Park Avenue, 13th Floor, New York, NY 10022.
(13)	Based on a Schedule 13D, filed February 14, 2013 by Solus Alternative Asset Management LP with the SEC. The filing is made jointly with Solus GP LLC and Christopher Pucillo. The filers report that they each have shared voting power with respect to the 932,692 preferred units and that their address is 410 Park Avenue, 11th Floor, New York, NY 10022.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about us. We will make these materials available for inspection and copying by any of our unitholders, or a representative of any unitholder who is so designated in writing, at its executive offices during regular business hours.

We also make available on our website (http://www.bkep.com) under “Investor Relations” the annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports that we file. Unless explicitly stated otherwise herein, the information on our website is not incorporated by reference into this proxy statement.

Our unitholders may read and copy any reports, statements or other information that we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we may disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. In addition to such documents specifically incorporated by reference in this proxy statement, we incorporate by reference in this proxy statement each document that we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of the initial filing of this proxy statement and before the special meeting, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	our Current Report on Form 8-K filed with the SEC on April 4, 2014; and

•	the description of our common units contained in our Registration Statement on Form 8-A filed on May 10, 2011, and including any other amendments or reports filed for the purpose of updating such description.

Our independent registered public accountants are not expected to be present at the special meeting.

We will provide a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to our partnership at the following address and telephone number:

Blueknight Energy Partners, L.P.

200 NW 10th, Suite 200

Oklahoma City, Oklahoma 73103

(405) 278-6400

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date regardless of the time of delivery of this proxy statement.

The provisions of the Unit Purchase Plan and the Proposed LTIP are extensive and not easily summarized. You should carefully read the Unit Purchase Plan and the Proposed LTIP attached to this proxy statement.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your units at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 20, 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The mailing of the proxy statement shall not create any implication to the contrary.

FORWARD-LOOKING STATEMENTS

Some of the information included in this proxy statement and the documents we incorporate by reference herein contain “forward looking” statements. Statements included in this proxy statement and the documents we incorporate by reference that are not historical facts (including any statements regarding plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “will,” “should,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements. All forward-looking statements are made based on information currently available to us.

Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things, those set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 as well as the following risks and uncertainties:

•	dependence on certain key customers for a portion of our revenues;

•	our exposure to credit risk of our third-party customers;

•	uncertainties relating to our debt levels and restrictions in our credit facility;

•	access to capital and anticipated liquidity;

•	the timing and extent of changes in commodity prices, interest rates and demand for our services;

•	the level of crude oil production around our assets;

•	competition within our industry;

•	our ability to grow through acquisitions or internal growth projects and the successful integration and future performance of such assets;

•	changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment;

•	general economic, market and business conditions; and

•	the risks described elsewhere in this prospectus supplement and in the documents incorporated by reference herein.

You should be aware that the occurrence of any of the events described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014 could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties and assumptions, the events described in the forward looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

ANNEX A

FORM OF BLUEKNIGHT ENERGY PARTNERS, L.P.

EMPLOYEE UNIT PURCHASE PLAN

Blueknight Energy Partners G.P., L.L.C. (the “Company”), as the general partner of Blueknight Energy Partners, L.P. (the “Partnership”), hereby establishes the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan (the “Plan”) effective as of the date set forth in Section 17 below.

1. Purpose. The purpose of the Plan is to promote the interests of the Partnership by providing employees of the Company and its Affiliates (as defined below) providing services to the Partnership a cost-effective program to enable them to acquire or increase their ownership of Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership.

2. Definitions. As used in this Plan:

“Account” means a separate bookkeeping account maintained by the Employer or Custodian for a Participant.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Annual Purchase Limit” means, with respect to an Eligible Employee, the maximum amount an individual may contribute from Eligible Compensation is $25,000 per year.

“Board” means the Board of Directors of the Company.

“Committee” means a committee appointed by the Board to administer the Plan.

“Company Blackout Period” means the period beginning on the 15th day of the last month of each fiscal quarter and ending two full trading days after earnings have been released with respect to such quarter or fiscal year.

“Custodian” means the person engaged by the Company to perform administrative services for the Plan and to hold cash and Units, as provided in the services agreement with such person.

“Eligible Compensation” means, with respect to an Eligible Employee, the cash compensation paid to the Eligible Employee by the Company or an Affiliate. No other items of compensation shall be considered.

“Eligible Employee” means any active Employee of the Employer who is customarily employed by an Employer for at least thirty hours per week.

“Employee” means any individual who is an employee of the Partnership or another Employer.

“Employer” means the Company, the Partnership and any Affiliate of the Partnership the Committee has designated as an Employer.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Participant” means an Eligible Employee or former Eligible Employee with an Account under the Plan.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 14, 2011, and as such may be further amended, modified or supplemented from time to time.

“Plan Blackout Period” means a period established by the Committee during which a Restricted Participant may not engage in certain transactions under the Plan.

“Purchase Period” means, beginning July 1, 2014, or such other date as the Committee shall determine, a six-month period ending on the last day of each June and December.

“Restricted Participant” means a Participant who regularly has access to information financial information about the Partnership and such other Participants as may be designated by the Committee.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

“Units” mean a limited partnership interest in the Partnership represented by Common Units as set forth in the Partnership Agreement.

3. Units Available Under Plan. Subject to adjustment as provided in this Section 3, a maximum of 1,000,000 Units may be delivered under the Plan. Units to be delivered under the Plan may be Units acquired by the Custodian in the open market or directly from the Partnership, the Employers or any other person, or any combination of the foregoing. In the event the Committee determines that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, spin-off, combination, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment in the maximum number of Units and/or the kind and number of securities deliverable under the Plan is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may make appropriate adjustments to the maximum number of Units and/or the kind and number of securities deliverable under the Plan. The adjustments determined by the Committee shall be final, binding and conclusive.

4. Employee Elections. An Eligible Employee may purchase Units under this Plan upon the following terms and conditions:

(a) An Eligible Employee may enroll in the Plan for a particular Purchase Period on or before the first day of such Purchase Period, subject to advance enrollment procedures that may be adopted by the Committee. An Eligible Employee may elect to have his/her Employer withhold on an after-tax basis from his/her Eligible Compensation for each pay period during such Purchase Period a designated whole percentage of his/her Eligible Compensation for such pay period ranging from 1% to 15% for the purchase of Units hereunder, so long as, this amount does not exceed the Annual Purchase Limit. Subject to Section 4(f), an Eligible Employee may cancel or change (within the above limitations) his/her withholding election at any time. All Eligible Employee elections and any changes to an election shall be in such form as the Committee or its delegate may establish from time to time and, subject to Section 4(f), shall be effective as soon as administratively feasible after its receipt.

(b) Subject to Section 4(f), each withholding election made by an Eligible Employee hereunder shall be an ongoing election until the earlier of the date changed by the Eligible Employee, or the date the Eligible Employee ceases to be eligible to participate in the Plan. Eligible Employees may only make contributions through payroll deductions.

(c) The Employer shall maintain or cause to be maintained for each electing Eligible Employee a separate Account reflecting the aggregate amount of his/her Eligible Compensation that has been withheld and not yet applied to the purchase of Units for such Eligible Employee. In addition, subject to the further provisions of the Plan, such Account shall be credited with the Units purchased for the Participant under the Plan by the Custodian with cash distributions on Units held for the Participant by the Custodian. Amounts of Eligible Compensation

withheld by the Employer shall not be segregated from the general assets of the Employer and shall not bear interest prior to being remitted to the Custodian. The cash amounts remitted to the Custodian shall be invested by the Custodian as soon as reasonably practical in a money market fund approved by the Company until such amounts are used by the Custodian to purchase Units pursuant to the Plan. The interest or dividends earned on amounts invested in the money market fund shall be allocated by the Custodian to the accounts held for the benefit of Participants.

(d) If a Participant’s contributions under the Plan stop during a Purchase Period due to the Participant ceasing to be an Eligible Employee (including upon a termination of employment), taking an approved, but unpaid leave of absence or becoming disabled and placed on inactive status, then all amounts of cash allocated to his/her Account shall be applied to the purchase of Units following the end of that Purchase Period unless (i) prior to the end of such Purchase Period the Participant directs the Custodian to distribute such cash to the Participant or (ii) such cash is distributed to the Participant pursuant to Section 8(b).

(e) If a Participant elects to stop his/her contributions under the Plan during a Purchase Period and continues as an Eligible Employee, then all amounts of cash allocated to his/her Account shall be applied to the purchase of Units following the end of that Purchase Period, unless the Participant terminates employment or dies before the end of such Purchase Period, in which event Section 4(d) shall be applied to such Participant.

(f) Notwithstanding any provisions of the Plan to the contrary, Restricted Participants shall be subject to the following restrictions:

i.	no Units may be sold by or for the benefit of a Restricted Participant during a Company Blackout Period or a Plan Blackout Period;

ii.	a Restricted Participant may not join the Plan or increase his/her contribution percentage during a Plan Blackout Period; and

iii.	if a Restricted Participant elects to withdraw from the Plan or decrease his/her contribution percentage, the Restricted Participant must wait three months before he/she can rejoin the Plan or increase his/her contribution percentage, as the case may be.

If the above three-month restricted period would expire with respect to a Restricted Participant during a Plan Blackout Period, such restricted period shall automatically continue with respect to such Restricted Participant until the end of that Plan Blackout Period.

5. Unit Purchases; Purchase Price.

(a) Following the end of each Purchase Period, unless directed otherwise by the Company, the Custodian shall purchase directly from the Partnership that number of Units that can be acquired with the sum of (i) the total amount withheld from the Participants’ Eligible Compensation during such Purchase Period, and (ii) any interest or dividends received by the Custodian from the money market fund investment on the amounts remitted to the Custodian with respect to that Purchase Period. The purchase price paid to the Partnership for such Units shall be the product of (1) 85% and (2) the lower of (i) the Fair Market Value of the Units on the last day of the Purchase Period or (ii) the Fair Market Value of the Units on the first day of the Purchase Period. If the Custodian is directed to instead purchase all or part of the Units on the open market, any additional amount necessary to acquire the Units that would be purchaseable at the price determined pursuant to the previous sentence will be contributed by the Partnership.

(b) Cash distributions received by the Custodian with respect to Units it has purchased and is holding for a Participant pursuant to the Plan on or prior to the record date for such distributions shall be distributed to the Participant as soon as practicable unless the Participant directs the Custodian, in the manner prescribed by the Custodian, to “reinvest” such cash distribution in additional Units on behalf of such Participant.

6. Unit Purchase Allocations. The Units acquired under the Plan for a Purchase Period shall be allocated to Participants in proportion to (i) the sum of their contributions and any interest or dividends allocated to their Account for such Purchase Period, over (ii) the total of all such Plan amounts applied to the purchase of Units for the Purchase Period.

7. Plan Expenses. The Employer shall pay, other than from the Accounts, all brokerage fees for the purchase, but not the sale, of Units and all other costs and expenses of administering the Plan, including the fees of the Custodian. Any fees for the issuance and delivery of certificates to a Participant (or beneficiary) shall be paid by the Participant (or beneficiary). Participants shall be responsible for, and shall pay, any brokerage fees and other costs and expenses incurred by the Custodian in connection with the sale of such Participant’s Units.

8. Sale or Delivery of Units to Participants. Except as provided below, Units purchased under the Plan shall be held by the Custodian:

(a) Subject to Section 4(f), a Participant who is an Employee may elect at any time to have the Custodian (i) distribute in kind (except that fractional Units shall be sold for cash) any or all Units allocated to the Participant’s Account, (ii) sell such Units and deliver the proceeds to the Participant or (iii) transfer the Units to a brokerage account, all as soon as practical.

(b) Subject to Section 4(f), if a Participant ceases to be an Employee, then all cash and Units allocated to his/her Account shall be distributed in kind (except that fractional Units shall be sold for cash) as soon as practical to the Participant (or his/her beneficiary), unless the Participant (or his/her beneficiary) elects, within the period provided by the Committee, for such Units to be either (i) sold by the Custodian and the proceeds delivered to the Participant (or his/her beneficiary) or (ii) transferred to a brokerage account.

9. No Delivery of Fractional Units; Custodian. Notwithstanding any other provision contained herein, the Employer or Custodian will not be required to deliver any fractional Units to an Employee pursuant to this Plan, although an Employee’s Account may be credited with a fractional Unit for record keeping purposes. The Company may enter into a service agreement with a Custodian that provides for the Custodian to hold on behalf of the Participants the cash contributions, the Units acquired under the Plan and distributions on such Units, provided such agreement permits a Participant to direct the Custodian to either sell, deliver to the Participant a certificate for the Units held for such Participant or transfer to a brokerage account, subject to the limitations in Section 4(f).

10. Withholding of Taxes. To the extent that the Employer is required to withhold any taxes in connection with an Eligible Employee’s contributions or the purchase of Units for an Eligible Employee, it will be a condition to the receipt of such Units that the Eligible Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include a reduction in, or a withholding from, the Eligible Employee’s Account, total compensation or salary or reimbursement by the Eligible Employee, as the case may be.

11. Rule 16b-3 Compliance. It is intended that any purchases by an Employee subject to Section 16 of the Securities and Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any action or procedure under the Plan would otherwise not comply with Rule 16b-3, such action or procedure shall be deemed modified from inception, to the extent the Committee deems practicable, to conform to Rule 16b-3.

12. Investment Representation. Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and, in the case of any Eligible Employee who may be deemed an affiliate (for securities law purposes) of the Company or the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, or the Partnership has determined that an exemption from registration is available, the Employer may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish the Employer with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Employer is satisfied that an exemption from such registration is available.

13. Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Company acknowledges that, as the holder of a majority of the member interest in the general partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

14. Administration of the Plan.

(a) This Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to: (i) determine which persons are Eligible Employees who may participate; (ii) determine the number of Units to be purchased by a Participant; (iii) determine the time and manner for purchasing Units; (iv) interpret, construe and administer the Plan, including without limitation determining the Blackout Periods and which Participants are Restricted Participants; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive Units under the Plan; and (vii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

15. Amendments, Termination, Etc.

(a) This Plan may be amended from time to time by the Board, subject to Unitholder approval to the extent required by applicable law or the requirements of the principal exchange in which the Units are listed.

(b) This Plan will not confer upon any Employee any right with respect to continuance of employment or other service with the Company or any Affiliate, nor will it interfere in any way with any right the Company or an Affiliate would otherwise have to terminate such Employee’s employment or other service at any time.

(c) This Plan may be terminated at any time by the Board. On termination of the Plan, all amounts then remaining credited to the Accounts for Employees shall be returned to the affected Employees.

(d) A Participant may not assign, pledge, encumber or hypothecate in any manner his/her interest in the Plan, including his/her Account.

16. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware.

17. Term of the Plan; Unitholder Approval. The Plan shall be effective on the date of its approval by the Unitholders of the Partnership and shall continue until the earliest of (i) all available Units under the Plan have been delivered to Participants, (ii) the termination of the Plan by action of the Board or (iii) the 10th anniversary of the date of the approval by the Unitholders of this Plan.

IN WITNESS WHEREOF, Blueknight Energy Partners G.P., L.L.C. has caused this Plan to be executed by its duly authorized officer, in its capacity as the general partner of the Partnership, effective as provided herein.

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

By:

Title:
Date:

ANNEX B

FORM OF BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective April 29, 2014)

1.	Purpose of the Plan.

The Blueknight Energy Partners, G.P., L.L.C. Long-Term Incentive Plan (the “Plan”) has been adopted by Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company (the “Company”), the general partner of Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and is intended to promote the interests of the Partnership and the Company and their Affiliates (as defined below) by providing to employees, consultants, and directors of the Company and its Affiliates who perform services for or on behalf of the Partnership and its subsidiaries incentive compensation awards for superior performance that are based on Units (as defined below). The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its subsidiaries and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries.

The Plan is hereby amended and restated as of April 29, 2014 by the Board (as defined below) of the Company to incorporate prior amendments to the Plan and to make certain other changes.

2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means any Unit, Restricted Unit, Phantom Unit, Option, Unit Appreciation Right or DER granted under the Plan.

“Award Agreement” means the written agreement or other instrument by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Cause” means (i) conviction of a Participant by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) a Participant’s willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board; (iii) a Participant’s material breach or default in the performance of his obligations under an Award Agreement or any employment agreement between the Participant and the Company or any Affiliate; or (iv) a Participant’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its Affiliates.

“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than CB-Blueknight, LLC, Charlesbank Capital Partners, LLC, Blueknight Energy Holding, Inc., or Vitol Holding B.V. or their respective Affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership; (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company; or (iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership. Anything in this definition to the contrary notwithstanding, with respect to any Award which constitutes deferred compensation subject to, and not exempt from, Code Section 409A, no Change of Control shall be deemed to have occurred unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury Regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or, if none, the Board or such committee of the Board, if any, as may be appointed by the Board to administer the Plan.

“Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Partnership or any of its subsidiaries as a consultant or advisor, as applicable, provided that such individual is a natural person.

“DER” or “Distribution Equivalent Right” means a right to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during a specified period.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an Affiliate who performs services for the Partnership or its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Unit means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., as such agreement may be amended from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which entitles the Participant to receive, in the discretion of the Committee, a Unit or an amount of cash equal to the Fair Market Value of a Unit.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains nontransferable and subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“UAR” of “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive, in cash or Units in the discretion of the Committee, the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right.

“Unit” means a Common Unit as defined in the Partnership Agreement.

3.	Administration.

(a) General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not materially adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

(b) Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 3(c) of this Plan shall be liable for anything done or omitted to be done by him, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his own willful misconduct or as expressly provided by statute.

(c) Delegation. Following the authorization of a pool of Units to be available for Awards, the Board or the Committee may authorize a committee of one or more members of the Board to grant individual Awards from such pool pursuant to such conditions or limitations as the Board or the Committee may establish. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

(d) Prohibition on Repricing of Awards. Subject to the provisions of Section 4(c) hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s unitholders so as to (i) reduce the exercise price of any outstanding Options or UARs or (ii) cancel any outstanding Options or UARs in exchange for cash or other Awards, or Options or UARs with an exercise price that is less than the exercise price of the original Options or UARs.

4.	Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying Awards in the aggregate issued under the Plan is 4,100,000 (the “Maximum Unit Limit”). If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that are delivered by a Participant in satisfaction of the exercise or other purchase price of an Award or the tax withholding obligations associated with an Award or are withheld to satisfy the Company’s tax withholding obligations are available for delivery pursuant to other Awards. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of Units against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Units are listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, Units already owned by the Company, Units acquired by the Company directly from the Partnership (by new issuance or otherwise) or any other person or any combination of the foregoing.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization or liquidation, merger, consolidation, split-up, spin-off, separation, combination, repurchase, acquisition of property or stock, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) any other limitations contained within this Plan or, subject to Section 11, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number. Without limiting the foregoing, in connection with any transaction described in the previous sentence, the Committee may, in its discretion, cancel any Award; provided, however, upon any cancellation of an Option or UAR that has an exercise price less than the Fair Market Value of a Unit as of the date of cancellation or a Phantom Unit or Restricted Unit, the holder shall be paid an amount in Units or cash and/or other property or any combination of cash and/or other property, as determined by the Committee, equal to the difference between the Fair Market Value of a Unit and the exercise price if an Option or UAR or equal to the Fair Market Value of a Unit, if a Phantom Unit or Restricted Unit. For the avoidance of doubt, in the case of an Option or UAR, if the exercise price of the Option or UAR is greater than the Fair Market Value of a Unit, such Option or UAR may be canceled for no consideration.

5.	Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

6.	Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(a) Units. The Committee shall have the discretion to determine the Employees, Consultants and Directors to whom Units shall be granted and the number of Units to be granted. All Units granted shall be fully vested upon grant and shall not be subject to forfeiture.

(b) Restricted Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the accumulated distributions being paid or forfeited at the same time, as the case may be. Absent such a restriction on the distributions in the Award Agreement, distributions during the Restricted Period shall be paid to the holder of the Restricted Unit without restriction.

(c) Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(d) Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The term of an Option may not exceed 10 years. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than 100% of the Fair Market Value of a Unit as of the date of grant. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a broker-assisted cashless exercise through procedures approved by the Committee, delivery of previously owned Units having a Fair Market Value on the exercise date equal to the relevant exercise, or any combination thereof.

(e) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right as the Committee shall determine, that are not inconsistent with the provisions of the Plan. The exercise price per Unit Appreciation Right shall be not less than 100% of its Fair Market Value as of the date of grant. The term of a Unit Appreciation Right may not exceed 10 years.

(f) Distribution Equivalent Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), the vesting restrictions and payment provisions applicable to the Award, and such other provisions or restrictions as determined by the Committee in its discretion all of which shall be specified in the applicable Award Agreement.

7.	Limits on Transfer of Awards.

Each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

8.	Securities and Other Restrictions.

(a) All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Notwithstanding anything in the Plan or any Award Agreement to the contrary, this Plan, any Award Agreement, and the obligation of the Company to sell, issue or deliver Units pursuant to an Award shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Units prior to the completion of any registration or qualification of such Units under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Units hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Units as to which such requisite authority shall not have been obtained. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

9.	Change of Control.

The effect, if any, of a Change of Control on an Award shall be specified in the applicable Award Agreement for such Award.

10.	Amendment, Modification and Termination.

The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the unitholders of the Partnership to the extent unitholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Partnership’s units are listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of Units available for Awards under this Plan, materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the exercise price of Options or UARs, deletes or limits any provisions of this Plan that prohibit the repricing of Options or UARs, or decreases any minimum vesting requirements for any Stock Award.

11.	Code Section 409A.

(a) Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unless the Committee provides otherwise in an Award Agreement, each Phantom Unit (or portion thereof if the Phantom Unit is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Phantom Unit is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

(c) If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Code Section 409A.

12.	General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, or other property) of any applicable taxes payable at the minimum statutory rate in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained as an Employee, Consultant or Director, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service at any time.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. This Plan is unfunded. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership, Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership, Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership, Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Partnership, Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(j) Participation by Affiliates. In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Affiliate for compensation paid to Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

(k) Clawback Right. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company or the Partnership under any clawback policy adopted by the Company or the Partnership whether before or after the date of grant of the Award.

(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m) No Guarantee of Tax Consequences. None of the Board, the Partnership, the Company, any Affiliate nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

(n) Headings. The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

13.	Term of the Plan.

This Plan, as approved by the Board on April 29, 2014, shall be effective as of such date and shall terminate on, and no Awards may be granted after, the earliest of (i) the date established by the Board or the Committee, (ii) April 28, 2024 (or such earlier anniversary, if any, required by the rules of the exchange on which Units are traded) or (iii) the date Units are no longer available for delivery pursuant to Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Notwithstanding the foregoing, the amendment and restatement of this Plan is expressly conditioned upon the approval by the holders of a majority of all limited partner units of the Partnership present, or represented, and entitled to vote at a meeting of the Partnership’s unitholders. If the unitholders of the Partnership should fail to so approve this Plan, the amendment and restatement of this Plan shall not be of any force or effect.

IN WITNESS WHEREOF, Blueknight Energy Partners G.P., L.L.C. has caused this Plan to be executed by its duly authorized officer, effective as provided herein.

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

By:

Title:
Date:

SPECIAL MEETING OF UNITHOLDERS OF

BLUEKNIGHT ENERGY PARTNERS, L.P. June 23, 2014

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15495

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00003030030000000000 8 062314

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

FOR AGAINST ABSTAIN

1. Proposal to approve the terms of the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan.

2. Proposal to approve the amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan to increase the number of common units issuable under such plan by 1,500,000 common units from 2,600,000 common units to 4,100,000 common units and make certain other changes.

3. Proposal to approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1 and/or Proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Unitholder Date: Signature of Unitholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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BLUEKNIGHT ENERGY PARTNERS, L.P.

SPECIAL MEETING OF UNITHOLDERS JUNE 23, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

The undersigned holder of common units and/or Series A Preferred Units of Blueknight Energy Partners, L.P., a Delaware limited partnership (“BKEP”), hereby acknowledges receipt of the Notice of Special Meeting of Unitholders and Proxy Statement, each dated May 20, 2014, and revoking all prior proxies, hereby appoints Duke R. Ligon, Mark A. Hurley and Alex G. Stallings (together, the “Proxies”), each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all of the common units and/or Series A Preferred Units which the undersigned may be entitled to vote at the special meeting of unitholders of BKEP to be held on June 23, 2014 at 2:00 p.m., local time, at BKEP’s offices located at 201 NW 10th, Oklahoma City, Oklahoma 73103, and at any adjournment or postponement thereof, on the matters set forth in this form of proxy card and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponement thereof, as follows:

The units represented by this proxy will be voted as directed herein.

IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH UNITS WILL BE VOTED “FOR” APPROVAL OF PROPOSALS 1, 2 AND 3.

(Continued and to be signed and dated on the reverse side.)

14475

SPECIAL MEETING OF UNITHOLDERS OF

BLUEKNIGHT ENERGY PARTNERS, L.P.

June 23, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting. COMPANY NUMBER MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending ACCOUNT NUMBER the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15495

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003030030000000000 8 062314

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

FOR AGAINST ABSTAIN

1. Proposal to approve the terms of the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan.

2. Proposal to approve the amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan to increase the number of common units issuable under such plan by 1,500,000 common units from 2,600,000 common units to 4,100,000 common units and make certain other changes.

3. Proposal to approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1 and/or Proposal 2.

JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Unitholder Date: Signature of Unitholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.